BODDIE-NOELL PROPERTIES, INC.
-------------------------------------------------------------------------------
EXHIBIT 11:  COMPUTATION OF PER SHARE EARNINGS
YEAR ENDED DECEMBER 31, 1995

                                                              Price     # SHARES          Total Amt.
Common shares outstanding:
      January 1 - March 30                                                2,990,990
      March 31 - April 27                                                 2,994,702
      April 28 - July 30                                                  3,005,240
      July 31 - December 31                                               3,016,740
                                                                      ==============
      Weighted average                                                    3,005,809
                                                                      ==============
Common stock equivalents:
      Options granted October 17, 1994                      $   13.75       160,000
                                                                      ==============
Other potentially dilutive securities:                                      none
                                                                      ==============

Assumed exercise of options @ January 1                         13.75       160,000         $2,200,000
Assumed purchase of treasury stock w/proceeds
      Average price of stock (per AMEX reports)
               January
                                                                12.76
               February
                                                                12.95
               March
                                                                13.43
               April
                                                                12.88
               May
                                                                12.63
               June
                                                                12.20
               July
                                                                12.70
               August
                                                                13.00
               September
                                                                12.60
               October
                                                                12.64
               November
                                                                12.43
               December
                                                                12.36
                                                           ===========
                  Overall average                           $   12.72     (173,024)         (2,200,000)
                                                                       --------------   ================
Assumed increase(decrease) in # shares/equity $                            (13,024)         $        -
                                                                                        ================
Weighted average # shares outstanding                                     3,005,809
Assumed # shares for calculation of
                                                                      --------------
      earnings per common and common equivalent share                     2,992,785
                                                                      ==============

Net income, year ended December 31, 1995                                                    $1,628,268
                                                                                       ================
Earnings per share, weighted average common shares outstanding                              $   0.5417
Earnings per common and common equivalent share                                                 0.5441
                                                                                       ================
      Dilution percentage                                                    -0.44% *
                                                                      ==============

*     Reduction  of less than 3% in the  aggregate is not  considered  dilution;
      financial statement presentation of fully diluted earnings per share is not required. Primary earnings per share is presented based on weighted average number of common shares outstanding.